Exhibit 10.1

2020 EQUITY INCENTIVE PLAN

OF

INFRARED CAMERAS HOLDINGS, INC.

The purposes of the 2020 Equity Incentive Plan of Infrared Cameras Holdings, Inc., a Delaware corporation, are to encourage eligible employees, directors, consultants and advisors of the Company and its Subsidiaries to increase their efforts to make the Company more successful, to provide an additional inducement for such persons to remain with the Company, to reward such persons by providing an opportunity to acquire shares of the Common Stock of the Company on favorable terms and to provide a means through which the Company may attract able persons to enter the service of the Company. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, Stock Awards and other Stock-based awards and Stock-related awards.

SECTION 1.
DEFINITIONS

The following words have the following meanings unless a different meaning plainly is required by the context:

1.1“Affiliate” means any organization controlling, controlled by or under common control with the Company.

1.2“Board” means the Board of Directors of the Company.

1.3“Cause” means (1) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company's or its Affiliates' operations, condition (financial or otherwise), prospects or interests, (2) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment; (3) alcohol abuse or use of controlled drugs other than in accordance with a physician's prescription; (4) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (6) below) to the Company or any of its Affiliates (other than due to a disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (5) material breach of any agreement with or duty owed to the Company or any of its Affiliates; or (6) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

1.4“Change in Control” means any transaction or series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act of Third Party Purchasers acquiring beneficial ownership, directly or indirectly, of a majority of the then issued and outstanding Class A Common Stock or (b) the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company and its subsidiaries (if any), on a consolidated basis, to any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith). “Third Party Purchaser” means any person who, immediately prior to the contemplated transaction, (I) does not directly or indirectly own or have the right to acquire any outstanding Class A Common Stock of the Company or (II) is not a permitted transferee of any person who directly or indirectly owns or has the right to acquire any Class A Common Stock of the Company.

1.5“Code” means the Internal Revenue Code of 1986, as amended. Each reference herein to a section or sections of the Code shall, unless otherwise noted, be deemed to include a reference to the rules and regulations issued under such section or sections of the Code.

1.6“Committee” means a Committee appointed by the Board, consisting of not less than two members of the Board. If the Board does not appoint a Committee, then the Board shall be deemed to be the Committee for purposes of this Plan.

1.7“Common Stock” means the Company’s Class B non-voting common stock, par value $0.001 per share.

1.8“Company” means Infrared Cameras Holdings, Inc., a Delaware corporation, and its successors and assigns.

1.9“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an incentive Stock Option pursuant to Section 6.2(e)(ii) hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an incentive Stock Option pursuant to Section 6.2(e)(ii) hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates, or by a determination of permanent and total disability made by the Social Security Administration.

1.10“Dividend Equivalent” means the right, granted under the Plan, to receive cash, shares of Common Stock, other Incentive Awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number of shares of Common Stock.

1.11“Employee” means an employee of the Company or one of its Subsidiaries.

1.12“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.13“Fair Market Value” as of any date means: (i) if the Common Stock is not publicly traded, the value of such shares of Common Stock on that date, as determined by the Committee in its sole and absolute discretion, after taking into consideration all factors which it deems appropriate, including without limitation, Sections 409A and 422 of the Code; (ii) if the Common Stock is publicly traded, the closing price for a share of Common Stock on the principal national securities exchange on which the shares are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, but shares of Common Stock are traded in the over-the-counter market, the closing sale price of a share or, if no sale is publicly reported, the average of the closing bid and asked quotations for a share, as reported by Nasdaq or any comparable system or, if the shares are not listed on Nasdaq or a comparable system, the closing sale price of a share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the NASD who make a market in the shares selected from time to time by the Company for that purpose.

1.14“Incentive Award” means the award or grant of a Stock Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Dividend Equivalent, a Stock Award, or another Stock-based or Stock-related award, to a Participant pursuant to the Plan.

1.15“Nasdaq” means the NASDAQ National Market, or if the Common Stock is not listed for trading on the NASDAQ National Market on the date in question, then such other United States-based quotation system or stock exchange on which the Common Stock may be traded on the date in question.

1.16“Participant” means a director, Employee, consultant or advisor who is granted an Incentive Award under the Plan.

1.17“Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.

1.18“Plan” means the Infrared Cameras Holdings, Inc. Equity Incentive Plan of 2020 as set forth herein, as it may be amended from time to time.

1.19“Restricted Period” means the period of time during which Restricted Stock, Restricted Stock Units or other Stock-based or Stock-related awards that are awarded under the Plan are subject to the risk of forfeiture, restrictions on transfer and other restrictions or conditions pursuant to Sections 8 or 9. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

1.20“Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 8 of the Plan while such Common Stock remains subject to the risk of forfeiture, divestment, restrictions on transfer and other restrictions or conditions.

1.21“Restricted Stock Unit” means an award to a Participant pursuant to Section 8 of the Plan and described as a “Restricted Stock Unit” in Section 8.

1.22“Securities Act” means the Securities Act of 1933, as amended.

1.23“Stock Appreciation Right” or “SAR” means a right awarded to a Participant pursuant to Section 7 of the Plan, which shall entitle the Participant to receive cash, Common Stock, other property or a combination thereof, as determined by the Committee, in an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a share of Common Stock at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted.

1.24“Stock Award” means an award of Common Stock awarded to a Participant pursuant to Section 9 of the Plan.

1.25“Stock Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

1.26“Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company. The term “Subsidiary” includes present and future Subsidiaries of the Company.

1.27“Termination” or “Cessation” of employment or service shall be considered to occur on the date on which the Participant is no longer obligated to perform services for the Company or any of its Subsidiaries and, in the case of an Employee, the Employee’s right to re- employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the Participant continues to receive compensation from the Company or any of its Subsidiaries after such date. “Cessation” of service as a Director shall occur on the effective date of the removed or resignation of the Director from the Board. The following shall not be considered such a termination or cessation: (i) a transfer of an employee among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company or Subsidiary, for military service or for any other purpose approved by the Company or Subsidiary if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company or Subsidiary, provided that the Employee’s right to re-employment is guaranteed by statute, contract or written policy of the Company or Subsidiary; or (iv) a termination of employment as an officer with continued service as an Employee or director.

SECTION 2.

ADMINISTRATION

2.1Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee's charter and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)to construe and interpret the Plan and apply its provisions;

(b)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)to delegate its authority to one or more officers of the Company;

(e)to determine when Incentive Awards are to be granted under the Plan and the applicable grant date;

(f)from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Incentive Awards shall be granted;

(g)to determine the number of shares of Common Stock to be made subject to each Incentive Award;

(h)to determine whether each Option is to be an incentive Stock Option or a non-qualified Stock Option;

(i)to prescribe the terms and conditions of each Incentive Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the award agreement relating to such grant;

(j)to amend any outstanding Incentive Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Incentive Award; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Incentive Award or creates or increases a Participant's federal income tax liability with respect to an Incentive Award, such amendment shall also be subject to the Participant's consent;

(k)to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies;

(l)to make decisions with respect to outstanding Incentive Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments;

(m)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Incentive Award granted under, the Plan; and

(n)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members of the Committee, shall be the acts of the Committee.

2.2Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, and to the extent allowed by applicable laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Incentive Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

SECTION 3.

ELIGIBILITY

Any full or part-time employee of the Company or a Subsidiary, any member of the Board, and any consultant or advisor to the Company or a Subsidiary who, in each case, is eligible to receive securities of the Company in a transaction qualifying for the exemption from registration under the Securities Act provided by Rule 701 of the Securities and Exchange Commission shall be eligible for selection by the Committee to be granted an Incentive Award under the Plan, provided, that only an employee of the Company or a Subsidiary shall be eligible for selection by the Committee to be granted an incentive Stock Option under the Plan.

SECTION 4.

SHARES AVAILABLE UNDER THE PLAN

4.1Number of Shares. The aggregate number of shares of Common Stock which may be issued or delivered and as to which Incentive Awards may be granted under the Plan is 26,500 shares, subject to adjustment and substitution as set forth in Section 4.2, all of which may be issued in respect of incentive Stock Options. If any Incentive Award is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the shares of Common Stock subject thereto shall again be available for the grant of Awards under the Plan. The shares that may be issued under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Company, or partly each, as shall be determined from time to time by the Board.

4.2Adjustment. In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction (including, without limitation, any “corporate transaction,” within the meaning of Treasury Regulation § 1.424- 1(a)(3)), substitutions or adjustments will be made by the Committee: (i) to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) to the number, class and/or issuer of securities subject to outstanding Incentive Awards; and (iii) to the exercise price of outstanding Incentive Awards, in each case in a manner that reflects equitably the effects of such event or transaction and as shall generally reflect the proportionate percentage change in the number of shares outstanding and the share price to the extent necessary to preserve the economic intent of such Incentive Award. For avoidance of doubt, a substitution or adjustment that reflects equitably the effects of a given event or transaction will include (but will not be limited to) any substitution or adjustment consistent with the requirements of Treasury Regulation §1.424-1(a) or any successor provision.

SECTION 5.

GRANT OF INCENTIVE AWARDS

Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, (1) to determine the eligibility of any individual to be granted an Incentive Award under the Plan, (2) to select from among the eligible individuals the persons who are to be granted Incentive Awards and (3) to determine the number of shares of Common Stock to be subject to any Incentive Award granted to any eligible person selected by the Committee and, subject to the provisions of the Plan, the other terms and conditions of the Incentive Award.

SECTION 6.

STOCK OPTIONS

6.1Grant of Stock Options. The Committee shall have authority, in its discretion, (a) to grant “incentive Stock Options” pursuant to Section 422 of the Code, (b) to grant “nonqualified Stock Options” (i.e., Stock Options that do not qualify under Section 422 or 423 of the Code) or (c) to grant both types of options, provided, however, that (i) an incentive Stock Option may only be granted to a Participant who is an Employee and (ii) to the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Stock Options or portions thereof that exceed such limit shall be treated as non-qualified Stock Options. For purposes of applying the foregoing limitation, incentive Stock Options will be taken into account in the order granted. If the date on which one or more incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any Stock Option Agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the incentive Stock Options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such incentive Stock Options are thereby converted in whole or in part to nonqualified Stock Options.

6.2Terms and Conditions of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)Option Price. The purchase price at which each Stock Option may be exercised (the “option price”) shall be such price as the Committee, in its discretion, shall determine. The option price of each Stock Option shall not be less than 100% of the Fair Market Value per share of the Common Stock covered by the option on the date of grant, except that in the case of an incentive Stock Option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a “Ten Percent Employee”), the option price shall not be less than 110% of such Fair Market Value on the date of grant. For purposes of this Section 6.2(a), the stock attribution rules of Treas. Reg. Section 1.424-1(d) apply.

(b)Exercisability and Expiration. A Stock Option shall become exercisable and shall expire at such time or times and/or upon the occurrence of such event or events as may be determined by the Committee at the time of grant of the Stock Option. No Stock Option shall be exercisable after the expiration of ten years (five years in the case of an incentive Stock Option granted to a Ten Percent Employee) from the date of grant. A Stock Option to the extent exercisable may be exercised in whole or in part.

(c)Manner of Exercise. Subject to the exercisability and termination provisions set forth herein and in the applicable Stock Option Agreement, Stock Options may be exercised at any time and from time to time during the term of the Stock Option, by the delivery of written notice of exercise by the Participant to the Committee specifying the number of shares of Common Stock to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by (i) cash or certified or bank check, or (ii) in the discretion of the Committee, upon such terms as the Committee shall approve: (A) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the option price (or portion thereof) due for the number of shares being acquired; (B) by a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of a Stock Option that are needed to pay the option price; (C) by any combination of the foregoing methods; or (D) in any other form of legal consideration that may be acceptable to the Committee. No shares of Common Stock will be issued upon exercise of a Stock Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to shares of Common Stock subject to the Stock Option until the Participant has given written notice of exercise, has paid in full for such shares, has given all representations required and described herein and fulfills such other conditions as may be set forth in the applicable Stock Option Agreement.

(d)Nontransferability of Options. Except to the extent otherwise determined by the Committee and reflected in the Stock Option Agreement or an amendment thereto, no Stock Option shall be transferable by the Participant, including by reason of the death of the Participant. Except to the extent otherwise determined by the Committee and reflected in the

Stock Option Agreement or an amendment thereto, all Stock Options shall be exercisable only by the Participant, or, in the event of his Disability, by his personal representative.

(e)Termination of Service. Subject to the provisions of Section 6.1 in the case of incentive Stock Options, unless the Committee, in its discretion, shall otherwise determine and the Stock Option Agreement shall so provide, the exercisability of any option granted under the Plan shall be subject to a requirement that the Participant shall have remained continuously in the service of the Company or Subsidiary as an employee, director, consultant, advisor and/or in such other capacity or capacities as the Committee may specify (hereinafter referred to as the Participant's “Service”) from the date of grant of the option through the date of exercise, except as follows:

(i)If the Service of a Participant who is not Disabled terminates, any then outstanding Stock Option of such Participant shall be exercisable (but only to the extent exercisable immediately prior to the Termination of Service) at any time prior to the expiration date of the Stock Option or within three months after the date of Termination of Service, whichever is the shorter period;

(ii)If the Service of a Participant who is Disabled terminates, any then outstanding Stock Option of such Participant shall be 100% vested and shall be exercisable at any time prior to the expiration date of such Stock Option or within one year after the date of Termination of Service, whichever is the shorter period;

(iii)Following the death of a Participant during Service to the Company or Subsidiary, any Stock Option of the Participant outstanding at the time of death shall be 100% vested and shall be exercisable by the person entitled to do so under the will of the Participant, or, if the Participant shall fail to make testamentary disposition of the Stock Option or shall die intestate, by the legal representative of the Participant at any time prior to the expiration date of such Stock Option or within one year after the date of death, whichever is the shorter period;

(iv)If a Participant's Service is terminated for Cause: (A) any Stock Option held by the Participant will immediately and automatically expire as of the date of such termination, and (B) any shares of Common Stock for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Stock Option exercise price paid for such shares, if any.

(f)Non-Competition. If a Participant engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after Termination of Service) that is in competition with the Company, or violates a separate non-compete agreement with the Company or any Affiliate, the Committee may immediately terminate all outstanding Stock Options held by the Participant. Whether a Participant has engaged in the operation or management of a business that is in competition with the Company or has violated a non-compete agreement shall be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(g)Stock Option Agreements. All Stock Options shall be confirmed by an agreement (a “Stock Option Agreement”), or an amendment thereto, executed by the Company and the Participant.

(h)Conditions to Exercise. Subject to the foregoing provisions of this Section 6.2, Section 12 and the other provisions of the Plan, any Stock Option granted under the Plan may be exercised at such times and in such amounts and be subject to such other restrictions and such other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the Stock Option Agreement or an amendment thereto.

SECTION 7.

STOCK APPRECIATION RIGHTS

7.1Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Except to the extent otherwise modified in the grant, (i) SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 6, and (ii) all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate. SARs may be subject to additional restrictions and conditions. The per-share base price for exercise or settlement of SARs shall be determined by the Committee, but shall be a price that is equal to or greater than the Fair Market Value of such shares. Other than as adjusted pursuant to Section 4.2, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

7.2Exercise; Payment. To the extent a SAR relates to a Stock Option, the SAR may be exercised only when the related Stock Option could be exercised and only when the Fair Market Value of the shares subject to the Stock Option exceed the exercise price of the Stock Option. When a Participant exercises such SARs, the Stock Options related to such SARs shall automatically be cancelled with respect to an equal number of underlying shares. Unless the Committee decides otherwise (in its sole discretion), SARs shall only be paid in cash or in shares of Common Stock. For purposes of determining the number of shares available under the Plan, each Stock Appreciation Right shall count as one share of Common Stock, without regard to the number of shares, if any, that are issued upon the exercise of the Stock Appreciation Right and upon such payment. Shares issuable in connection with a SAR are subject to the transfer restrictions in Section 10.

SECTION 8.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1Grant. Restricted Stock and Restricted Stock Units may be granted to Participants under the Plan. Shares of Restricted Stock are shares of Common Stock the retention, vesting, divestment and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment and/or achievement of one or more performance goals established by the Committee) and terms as the Committee deems appropriate, but in no case shall the Committee provide for any deferral of compensation after such conditions and terms are satisfied. Restricted Stock Units are Incentive Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued employment and/or achievement of one or more performance goals established by the Committee) and terms as the Committee deems appropriate. For purposes of determining the number of shares available under the Plan, each Restricted Stock Unit shall count as the number of shares of Common Stock subject to the Restricted Stock Unit. Unless determined otherwise by the Committee, each Restricted Stock Unit shall be equal to one share of Common Stock and shall entitle a Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in cash, in shares of Common Stock or in a combination thereof. Restricted Stock Units shall be settled no later than the 15th day of the third month after the Restricted Stock Units vest. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock or Restricted Stock Units, or shares of Common Stock issuable pursuant to Restricted Stock Unit awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

8.2Restricted Stock Agreements. Awards of Restricted Stock and Restricted Stock Units shall be evidenced by restricted stock or restricted stock unit agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Shares of Restricted Stock not evidenced by a certificate shall be recorded in “book entry” form in the Company’s stock records. Unless the restricted stock or restricted stock unit agreement or certificate of award provides otherwise, awards of Restricted Stock and Restricted Stock Units shall be subject to the terms and conditions set forth in this Section 8.

8.3Vesting. The grant, issuance, retention and vesting of shares of Restricted Stock and Restricted Stock Units and the settlement of Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or issuance of, the ability to retain and the vesting and/or the settlement of Restricted Stock Units and shares of Restricted Stock subject to continued employment, passage of time and/or performance goals as deemed appropriate by the Committee. No condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of Restricted Stock or Restricted Stock Units over a period of less than one year from the date the Award is made, other than as a result of or upon the death or Disability of the Participant or a Change in Control.

8.4Termination of Employment or Directorship Status. Unless the Committee otherwise consents or permits (before or after the grant of Restricted Stock or Restricted Stock Units) or unless the restricted stock or restricted stock unit agreement or grant provides otherwise:

(a)General. Except as set forth in Section 8.4(b) or 8.4(c) below, if a Participant ceases to be an Employee, director or other service provider during the Restricted Period, the Participant shall have no further right to retain or receive any Restricted Stock or Restricted Stock Units and all Restricted Stock and Restricted Stock Units still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company.

(b)Death or Disability. If a Participant’s service with the Company or Subsidiary is terminated because of death or Disability during the Restricted Period, then all restrictions remaining on any or all shares of Restricted Stock and Restricted Stock Units shall terminate automatically as to all of the respective number of such shares or Restricted Stock Units granted to such Participant and those shares or Restricted Stock Units shall become immediately fully vested and nonforfeitable.

(c)Termination not for Cause. If the Company or Subsidiary terminates a Participant’s service other than for Cause, then all restrictions remaining on any or all shares of Restricted Stock and Restricted Stock Units shall terminate automatically with respect to that respective number of such shares or Restricted Stock Units (rounded to the nearest whole number) equal to the respective total number of such shares or Restricted Stock Units granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the total number of full months in the respective Restricted Period. All remaining shares of Restricted Stock and Restricted Stock Units shall be forfeited and returned to the Company. The Committee may, in its sole discretion, waive the restrictions remaining on and forfeiture of any or all such remaining shares of Restricted Stock and Restricted Stock Units either before or after any termination of service.

8.5Restrictions on Transferability.

(a)General. Unless the Committee otherwise consents or permits or unless the terms of the restricted stock or restricted stock unit agreement or grant provide otherwise: (i) neither shares of Restricted Stock nor Restricted Stock Units may be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period; and (ii) all rights with respect to Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or his or her guardian or legal representative.

(b)Other Restrictions. Common Stock acquired pursuant to an award of Restricted Stock or issuable pursuant to Restricted Stock Units shall be subject to the transfer restrictions set forth in Section 10. In addition, the Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock or issuable pursuant to Restricted Stock Unit awards under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or “claw- back” provisions, and restrictions under applicable federal or state securities laws.

8.6Legending of Restricted Stock. In addition to any other legend that may be set forth on a Participant’s share certificate, any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Infrared Cameras Holdings, Inc. Equity Incentive Plan of 2020 (the “Plan”). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

The Committee may require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

8.7Rights as a Shareholder. A Participant shall have all dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to this Section 8 and the terms and conditions set forth in the Participant’s restricted stock agreement. Unless the Committee otherwise determines or unless the terms of the applicable restricted stock unit agreement or grant provide otherwise, a Participant shall have all dividend and liquidation rights with respect to shares of Common Stock subject to awards of Restricted Stock Units held by such Participant as if the Participant held unrestricted Common Stock. Unless the Committee determines otherwise or unless the terms of the applicable restricted stock or restricted stock unit agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock and shares of Common Stock subject to unvested Restricted Stock Units shall be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate. Any dividend payment with respect to Restricted Stock or Common Stock subject to awards of Restricted Stock Units shall be made no later than the end of the calendar year in which the dividends are paid to shareholders, or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

8.8Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are issued and outstanding shares on the Company’s stock ledger.

SECTION 9.

STOCK-BASED AWARDS; DIVIDEND EQUIVALENTS

9.1Grant. In addition to any Stock Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units that a Participant may be granted under the Plan, a Participant may be granted one or more other types of awards based on or related to shares of Common Stock (including the grant of Stock Awards). Such awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the

Committee in its sole discretion, but in no case shall the Committee provide for any deferral of compensation after such conditions and terms are satisfied. Notwithstanding the previous sentence, Stock Awards shall be settled no later than the 15th day of the third month after the awards vest. Such awards shall be expressed in terms of shares of Common Stock or denominated in units of Common Stock. For purposes of determining the number of shares available under the Plan, each such unit shall count as the number of shares of Common Stock to which it relates.

9.2Rights as a Shareholder.

(a)Stock Awards. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 9 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided, that such Common Stock shall be subject to the transfer restrictions set forth in Section 10 and the Committee may impose such other restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate. Any dividend payment with respect to a Stock Award shall be made no later than the end of the calendar year in which the dividends are paid to shareholders, or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

(b)General. With respect to shares of Common Stock subject to awards granted under the Plan other than Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards, a Participant shall have such rights as determined by the Committee and set forth in the respective award agreements; and the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to such awards as it considers appropriate.

9.3Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants, which may be awarded on a free-standing basis or in connection with another Incentive Award. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Incentive Awards to which they relate unless otherwise provided by the Committee. Any grant of Dividend Equivalents made to a Participant hereunder shall be permitted only to the extent that such grant would satisfy the requirements of Section 409A of the Code. To the extent that a grant of Dividend Equivalents would be deemed, under Section 409A of the Code, to reduce the exercise price of an Option or SAR below the Fair Market Value (determined as of the date of grant) of the share of Common Stock underlying such Award, no grant of Dividend Equivalents shall be allowed with respect to such Option or SAR. No Dividend Equivalents shall be transferable by the holder other than by will or by the laws of descent and distribution. Unless otherwise provided by the Committee in an award agreement, a Participant's rights in all Dividend Equivalents shall automatically terminate upon the Participant's termination of employment (or cessation of service) with the Company and its Subsidiaries for any reason.

SECTION 10.

CONTINUING TRANSFER RESTRICTIONS

10.1Transfer Restrictions. All Shares acquired upon exercise or vesting of an Incentive Award granted under the Plan shall be subject to the following continuing restrictions on transfer:

(a)No Participant shall sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, devise, or otherwise dispose of, either voluntarily or by operation of law (hereinafter referred to as “transfer”), any Shares acquired pursuant to the Plan or any rights or interests appertaining thereto, except as permitted by the Plan or in a Permitted Transfer. A “Permitted Transfer” means the transfer by a holder of Shares acquired under this Plan to himself or herself as sole trustee under a trust agreement for his or her benefit, or for the benefit of his or her spouse or children, under which trust agreement he or she retains the exclusive right and power, during his or her lifetime, to revoke the trust and to vote and otherwise control the sale or disposition of such Shares, provided, that the proposed transferee shall execute an undertaking to be bound by the transfer restrictions set forth in this Plan.

(b)A Participant shall not transfer any Shares acquired pursuant to the Plan (except in a Permitted Transfer) without first offering to sell such shares to the Company at a price equal to the lesser of a bona fide third party offer price, or the Fair Market Value of the shares as of the date of the offer under the following procedure (and, in the case of a proposed transfer upon the death of the Participant, the procedure specified in Section 10.1(c)):

(i)Each Participant who desires to transfer any Shares acquired pursuant to the Plan shall make the offer required by this Section 10.1(b) by giving written notice by certified mail to the Company to the attention of its President at its principal executive offices. Such written notice shall specify the number of Shares offered, the person or persons to whom the Participant will transfer the Shares offered if the Company does not accept the Participant's offer and the price and form of consideration for which such shares will be transferred. For purposes of this Section 10.1(b) the date of an offer shall be the date on which the written notice pursuant to this paragraph (i) is postmarked;

(ii)The offer of a Participant pursuant to paragraph (i) may be accepted by the Company as to all or any portion of the shares offered by written notice of acceptance given to the Participant by certified mail within 30 days after the date of the offer. The date such notice is postmarked shall be deemed the date of acceptance. All purchases of Shares pursuant to this Section 10.1(b) shall be consummated, and payment in full for the shares purchased shall be made, at the principal executive offices of the Company on such date and at such time as may be reasonably designated by the Company in the written notice delivered to the Participant, but not later than 30 days following the date of such written notice. At such date, time and place, and upon receipt of the purchase price, the Participant shall assign, transfer and deliver the certificates for the purchased Shares to the Company, duly endorsed, with all necessary stock transfer tax stamps duly affixed, together with any and all documents required to effectively transfer the Shares to the Company; and

(iii)If the Company does not accept the Participant's offer as to any shares within the required period or if the Company accepts the offer and, through the fault of the Company alone, the Company fails to consummate the purchase of any shares as required by paragraph (ii), the Participant may thereafter transfer the shares not accepted or purchased by the Company to the person or persons specified in the written notice given to the Company pursuant to paragraph (i) at the price and on the terms specified in such notice, but only to such persons and only at such price and on such terms and only if the Participant transfers such shares within 90 days after (a) the expiration of the 30 day period during which the Company may accept the Participant's offer or (b) the expiration of the 30-day period during which the Company may consummate the purchase of the shares, as the case may be. The Participant may not thereafter transfer any Shares acquired under the Plan without again complying with the provisions of this Section 10. The Participant may not transfer any the Shares to any person or persons pursuant to this paragraph (iii) unless the Participant delivers to the Company a legal opinion in form and substance reasonably satisfactory to the Company that such transfer will not constitute a violation of any applicable Federal or state securities laws. The restrictions of this Section 10 and, if applicable, the provisions of the Participant's Joinder Agreement also shall apply to any transferee of the Participant who acquires Shares pursuant to this Section 10.1(b), and the transferee shall execute a written agreement with the Company agreeing to such restrictions and provisions.

(c)If the Service of a Participant with the Company terminates for any reason, or if a Participant dies subsequent to any such Termination of Service, all Shares held by the Participant that were acquired pursuant to the Plan shall be deemed to have been offered for sale to the Company at a price equal to the Fair Market Value of the shares at the time the right described in this Section 10.1(c) is exercised. If the Company elects to purchase any or all of the Shares deemed offered, the Company shall notify the Participant (or his or her personal representative) by certified mail within 30 days of the later of (i) the date the Participant's Service ceases (or the date the chief executive officer of the Company learns of the Participant's death, as the case may be), or (ii) the date six months following the date the Incentive Award became vested with respect to such Shares. If the Company accepts the deemed offer in whole or in part, the purchase of the Shares pursuant to this Section 10.1(c) shall be consummated, and payment in full for the shares purchased shall be made, at the principal executive offices of the Company on such date and at such time as may be reasonably designated by the Company in such written notice delivered to the Participant (or his or her personal representative), but not later than 30 days following the date of such written notice. Upon receipt of the purchase price of the Shares, the Participant (or his or her personal representative) shall assign, transfer and deliver to the Company the certificates for the shares purchased, duly endorsed, with all necessary stock transfer tax stamps duly affixed, together with any and all documents required to effectively transfer the shares to the Company. If the Company decides not to accept the deemed offer in whole or in part, the Company shall so notify the Participant (or the personal representative of the Participant). Section 10.1(a), 10.1(b), 10.1(c) and 10.1(e) shall continue to apply to the Participant (or the Participant's personal representative, subject to Section 10.1(d)).

(d)In the event of (1) the death of any Participant and the non-exercise by the Company of the purchase rights granted in Section 10.1(c) or (2) the Company's failure following exercise of such purchase rights, through the fault of the Company alone, to consummate the purchase of its Shares, any devisee, legatee or heir of such Participant

(including any trustee) shall be entitled to receive the Shares of the Participant subject to the Plan, but any such recipient shall be subject to the transfer restrictions of Sections 10.1(a) and 10.1(b) and, in the event of such recipient's death, Section 10.1(c) and this Section 10.1(d), as if such recipient were the “Participant” (with any reference to Service of the Participant meaning Service of the original Participant under this Plan). The devisee, legatee or heir of such Participant (including any trustee) who receives the Shares shall execute a written agreement with the Company agreeing to such restrictions and provisions.

(e)If a Participant engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after Termination of Service) that is in competition with the Company, the Company may at any time thereafter elect by written notice by certified mail to the Participant (or his or her personal representative) to purchase any or all Shares held by the Participant (or his estate) that were acquired pursuant to the Plan at a price equal to the lesser of (1) the option price paid for such shares with respect to shares acquired through the exercise of a Stock Option or the amount paid, if any, for shares acquired under any other Incentive Award, or (2) the Fair Market Value of the shares as of the date such notice is given by the Company. If such notice is given by the Company, the purchase of Shares pursuant to this Section 10.1(e) shall be consummated, and payment in full for the shares which the Company elects to purchase shall be made, at the principal executive offices of the Company on such date and at such time as may be reasonably designated by the Company in such written notice delivered to the Participant (or his or her personal representative), but not later than 30 days following the date of such written notice. Upon tender of the purchase price of the Shares, the Participant (or his or her personal representative) shall assign, transfer and deliver to the Company the certificates for the shares purchased, duly endorsed, with all necessary stock transfer tax stamps duly affixed, together with any and all documents required to effectively transfer the shares to the Company.

(f)Each certificate representing Shares issued pursuant to the Plan shall have noted on the face of such certificate legends in substantially the following forms and such other legends as the Company may deem necessary or appropriate to assure compliance with the requirements of applicable federal or state securities laws:

Notice is hereby given that the Shares represented by this certificate are held subject to, and may not be sold, transferred, assigned, pledged, gifted or otherwise disposed of except in accordance with, the terms, conditions and restrictions set forth in the 2020 Equity Incentive Plan of Infrared Cameras Holdings, Inc. (the “Plan”), a copy of which is on file at the office of Infrared Cameras Holdings, Inc. No such transaction shall be recognized as valid or effective unless there shall have been compliance with the terms and conditions of the Plan. By acceptance of this certificate, the holder (i) represents and warrants that the Shares represented hereby are being acquired for investment for the account of the holder and not with a view to the resale or other distribution thereof and (ii) acknowledges that violation of the provisions of the Plan is not adequately compensable by monetary damages and that, in addition to other relief, the terms thereof may be specifically enforced in an action for injunctive relief.

In addition, the Shares represented by this certificate have not been registered under the Securities Act of 1933 or any state or foreign securities law (the “Acts”) and may not be transferred by the holder except (1) pursuant to a Registration Statement or other appropriate registration effective under the Acts, or (2) pursuant to an exemption from the registration requirements of the Acts and the delivery of a legal opinion satisfactory to counsel for Infrared Cameras Holdings, Inc. that registration is not required.

10.2Expiration of Transfer Restrictions. The restrictions on transfer contained in this Section 10, and the rights and obligations of the Company to purchase Shares under this Section 10 (other than the purchase rights of the Company under Section 10.1(e)), shall expire on such date, if any, as the Company shall become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; provided, however, that such expiration shall not affect the rights or obligations of the Company with respect to any offer to purchase accepted by the Company prior to such date. The expiration of the restrictions contained in this Section 10 shall not affect the restrictions to which a holder of Shares acquired under the Plan may be subject under the Securities Act, any state or foreign securities law or other applicable law or the right of the Company to require, as a condition to any transfer of its Shares, an opinion of legal counsel satisfactory to the Company as to whether any proposed transfer is in compliance with the registration or other requirements of such laws.

SECTION 11.

CHANGE OF CONTROL

11.1Acceleration of Vesting. If a Change in Control of the Company occurs, then, unless the Committee or the Board otherwise determines and expressly states in the agreements governing one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options shall become vested and exercisable in full immediately prior to the effective time of a Change in Control and shall remain exercisable during the remaining terms thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.

11.2Cash Payment for Stock Options. If a Change in Control of the Company occurs, then the Committee, in its sole discretion and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to and in lieu of some or all of the shares of Common Stock subject to such Stock Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the price per share actually paid in connection with any Change in Control of the Company, over the exercise price per share of such Stock Options. Upon a Participant’s receipt of such amount with respect to some or all of his or her Stock Options, the respective Stock Options shall be cancelled and may no longer be exercised by such Participant.

SECTION 12.

SECURITIES LAW RESTRICTIONS

No shares of Common Stock shall be issued upon the exercise or vesting of an Incentive Award under the Plan, and no certificates for such shares shall be delivered to any Participant, unless the Company shall be satisfied (and if requested by the Company, unless it has received an opinion of counsel selected by the Company to such effect) that the issuance or delivery of the shares will not cause the Company to violate the Securities Act, any applicable state or foreign securities law or any applicable rules or regulations under the Securities Act or under any such state or foreign securities law. The Company is under no obligation to register any shares of Common Stock issuable under the Plan, or take any other action, under the Securities Act or under any state or foreign securities law in connection with the offer or sale of such shares under the Plan or to prepare any disclosure document for distribution to Participants under the Securities Act or any state or foreign securities law in connection with such offer or sale. As a condition precedent to the issuance or delivery of shares acquired pursuant to an Incentive Award, the person acquiring the shares may be required to represent, warrant and agree (i) that the shares are being acquired for the account of such person for investment and not with a view to the resale or other distribution thereof and (ii) that such person will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any such shares unless the transfer, sale, assignment, pledge, hypothecation or other disposition of the shares is pursuant to effective registrations under the Securities Act and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations. The certificate or certificates representing the shares to be issued or delivered upon exercise or vesting of an Incentive Award may bear a legend to this effect and other legends required by any applicable securities laws, and if the Company should at some time engage the services of a stock transfer agent, appropriate stop-transfer instructions may be issued to the stock transfer agent with respect to such shares. In addition, also as a condition precedent to the issuance or delivery of shares upon the exercise or vesting of an Incentive Award, the person acquiring the shares may be required to make certain other representations and warranties and to provide certain other information to enable counsel for the Company to render an opinion under the first sentence of this Section 12.1.

SECTION 13.

WITHHOLDING TAXES

No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Incentive Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee, the minimum required withholding obligation with respect to an Incentive Award may be settled in shares of Common Stock, including the shares that are subject to that award.

SECTION 14.

EFFECT OF THE PLAN ON THE RIGHTS OF PARTICIPANTS AND THE COMPANY

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any individual any right to be granted an Incentive Award under the Plan. Nothing in the Plan, in any Incentive Award granted under the Plan or in any agreement providing for any of the foregoing shall confer upon any Participant any right to continue in the Service of the Company or interfere in any way with the rights of the Company to terminate the Service of any Participant at any time.

SECTION 15. ARBITRATION

In the event any dispute shall arise between the Company and a Participant with respect to any of the terms and conditions of the Plan or any grant agreement, then such dispute shall be submitted and finally settled by arbitration in Texas under the rules of the American Arbitration Association. The award rendered by the arbitrator shall be final and binding upon the Company, the Participant and all persons claiming through either or them, and judgment on the award may be entered by either party in any court that would ordinarily have jurisdiction over the parties or the subject matter of the controversy or claim. Each party shall pay its own expenses incident to such arbitration, including attorneys' fees. By the grant and acceptance of any Incentive Award, the Company and the Participant shall be deemed to have agreed, on behalf of themselves and their successors and assigns, not to institute any litigation or proceedings against each other in connection with the Plan or any grant agreement hereunder except as provided in this Section 15.

SECTION 16.

AMENDMENT AND TERMINATION

The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided always that no termination of the Plan shall terminate any outstanding Incentive Award granted under the Plan. No amendment or termination of the Plan shall, without the written consent of the holder of an Incentive Award previously granted under the Plan, adversely affect the rights of such holder with respect thereto.

SECTION 17.

MISCELLANEOUS

17.1Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.2Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not  be  treated  as  deferred  compensation  unless  applicable  laws  require  otherwise.

Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's Termination of Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

17.3Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an incentive Stock Option within two years from the grant date of such incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

17.4Non-Uniform Treatment. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Incentive Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective award agreements.

17.5Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.

SECTION 18.

EFFECTIVE DATE OF PLAN

The Plan will become effective on the date that it is adopted by the Board; provided, however, that all Stock Options intended to be incentive Stock Options will automatically be converted into non-qualified Stock Options if the Plan is not approved by the Company's stockholders within one year (365 days) of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-3. The Plan will continue in effect until terminated in accordance with Section 16; provided, however, that no incentive Stock Option will be granted hereunder on or after the 10th anniversary of the effective date of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

As adopted by the Board of Directors of Infrared Cameras Holdings, Inc. on October 9, 2020. As approved by the shareholders of Infrared Cameras Holdings, Inc. on October 9, 2020.

ANNEXURE “A”

FIRST AMENDMENT TO

2020 EQUITY INCENTIVE PLAN

OF

INFRARED CAMERAS HOLDINGS, INC.

This First Amendment is adopted effective as of the 7th day of December, 2020 by Infrared Cameras Holdings, Inc. (the “Company”).

WHEREAS, the Company has adopted the 2020 Equity Incentive Plan of Infrared Cameras Holdings, Inc. (as amended, restated, supplemented or otherwise modified from time to time, the “Plan”);

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Common Stock available for issuance under the Plan.

NOW THEREFORE, the Plan is amended as follows:

1.	The first sentence of Section 4.1 of the Plan is amended as follows:

The aggregate number of shares of Common Stock which may be issued or delivered and as to which Incentive Awards may be granted under the Plan is 69,757 shares, subject to adjustment and substitution as set forth in Section 4.2, all of which may be issued in respect of incentive Stock Options.

2.	Except as amended herein, the Plan shall remain in full force and effect.

This First Amendment is executed by a duly authorized officer of the Company as of the date set forth above.

/s/ Peter W. Baird
INFRARED CAMERAS HOLDINGS, INC.

/s/ Peter W. Baird
	By:	Peter W. Baird
	Its:	Chief Financial Officer

EXHIBIT A

SECOND AMENDMENT TO 2020

EQUITY INCENTIVE PLAN

OF

INFRARED CAMERAS HOLDINGS, INC.

This Second Amendment is adopted effective as of the 13th day of May, 2021 by Infrared Cameras Holdings, Inc. (the “Company”).

WHEREAS, the Company has adopted the 2020 Equity Incentive Plan of Infrared Cameras Holdings, Inc. (as amended, restated, supplemented or otherwise modified from time to time, the “Plan”);

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Common Stock available for issuance under the Plan.

NOW THEREFORE, the Plan is amended as follows:

1.	The first sentence of Section 4.1 of the Plan is amended as follows:

The aggregate number of shares of Common Stock which may be issued or delivered and as to which Incentive Awards may be granted under the Plan is 109,757 shares, subject to adjustment and substitution as set forth in Section 4.2, all of which may be issued in respect of incentive Stock Options.

2.	Except as amended herein, the Plan shall remain in full force and effect.

This Second Amendment is executed by a duly authorized officer of the Company as of the date set forth above.

INFRARED CAMERAS HOLDINGS, INC.

/s/ Peter W. Baird

By:	Peter W. Baird
Its:	Chief Financial Officer